Exhibit 99.1

                              Contact:      Mark Murphy, Chief Executive Officer
                                            (714) 241-4411

                                            Brett Maas, Investor Relations
                                            Hayden Communications, Inc.
                                            (646) 536-7331
For Immediate Release

      PRO-DEX, INC. ANNOUNCES SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS

      SALES INCREASE 23.5% FOR THE QUARTER; ONGOING WARRANTY SITUATION AND REFUND OF A SPECIFIC PROJECT RESULT IN LOWER GROSS MARGINS, NET LOSS FOR THE
                                     QUARTER

        BACKLOG REACHES $11.7 MILLION VS. $7.0 MILLION AS OF 12/31/05 AND
                            $11.7 MILLION AT 6/30/06

     SANTA ANA, CA, February 13, 2007 - PRO-DEX, INC. (NASDAQ: PDEX) a developer and manufacturer of embedded motion control, miniature rotary drive systems and fractional horsepower DC motors, which enables speed-to-market for customers who serve the medical, dental, factory automation, scientific research, aerospace and military markets, today announced financial results for the fiscal second quarter ending December 31, 2006.

     Consolidated net sales for the second fiscal quarter were $4.6 million, an increase of 23.5 percent compared to the second fiscal quarter of 2006. The net loss for the second fiscal quarter was $138,000, or $(0.01) per basic and fully diluted share compared to net income of $327,000, or $0.03 per basic and fully diluted share last year. In calculating earnings per share, the Company utilized
9.6 million fully diluted shares for the fiscal 2007 second quarter and 10.1 million diluted shares for the 2006 fiscal second quarter.

     Mark P. Murphy, the Company's President and Chief Executive Officer, commented, "We continue to grow our revenue base, due in large part to Astromec which contributed $861,000 in revenue to our top line. In addition, we booked $5.5 million in new orders during the quarter, increasing our backlog to $11.7 million. This level of backlog demonstrates the ongoing demand for our expertise and sets the stage for continued revenue growth and a return to profitability as we work to put the warranty issue behind us in the coming quarters."

     Gross profit for the second fiscal quarter was $1.4 million, or 29.6 percent of sales, compared with gross profit of $1.7 million, or 46.1 percent of sales in the second fiscal quarter last year. Approximately 7 percent of the difference in gross profit margin compared to the prior-year second quarter is due to less favorable product sales mix with the reduced medical product sales and approximately 4 percent of the difference is due to lower margins associated with the Astromec products that have margins in the 20-30 percent range. The higher warranty costs caused a 3 percent reduction and the associated manufacturing inefficiencies incurred in the second quarter was responsible for approximately 2 percent of the reduction.

     Mr. Murphy continued, "We faced a number of challenges during the quarter, impacting our profitability, but I am pleased with the progress we have made to date in resolving these issues. During the first fiscal quarter, we hired Mr. Joe Rotino as our new Vice President of Quality Management and Regulatory Affairs, adding a 20-year veteran in medical and dental device manufacturing who previously worked for Kendall McGaw Labs, Baxter Healthcare, and Sybron Dental to our technical team. We can already see that Joe's collaborative and energetic leadership style will enable us to reach the next level of quality focus that we require.

     Operating expenses increased by 35.1 percent to $1.7 million compared to $1.2 million in the second fiscal quarter last year, due to expenses associated with higher product development and increased sales and marketing costs. Included in operating expenses for the second quarter of fiscal 2007 was a 33.9 percent increase in selling expenses, a 39.7 percent decrease in general and administrative expenses and a 30.4 percent increase in research and development expense. The addition of Pro-Dex Astromec added $96,000 to the total consolidated research and development costs and the remainder of the increase was due to the timing of audit fees related to the year-end audit and a $52,000 increase in expense as a result of the adoption of FAS 123 (R).

     Mr. Murphy concluded, "We continue to invest in our future, increasing our R&D budget to deliver on our promises as well as enhancing advertising initiatives to drive future growth. We believe these investments will benefit our shareholders in the coming quarters, setting the stage for our next phase of growth, capitalizing on our strong reputation in the marketplace and the strong demand for our services."

     For the six month period ended December 31, 2006, consolidated sales increased to $9.9 million, up 31 percent from the $7.5 million for the six months ended December 31, 2005. Gross profit for the six months decreased 2 percent compared to the same period in the previous year due to the jeffwarranty expenses and increased inventory reserve coupled with the decreased sales levels of medical products that carry higher gross margins. Gross profit as a percentage of sales decreased to 34 percent for the six months compared to 46 percent for the six months ended December 31, 2005. Selling, General and Administrative expenses increased to $2.0 million for the six months from $1.6 million last year and Company-funded research and development expenses increased $340,000, or 38%, to $1.2 million for the six months from $886,000 last year. Consolidated operating profit for the six months decreased to $130,000 compared to $855,000 for the same period in the previous year due to the lower gross margin coupled with the higher level of SG&A and engineering expenses. Net income for the six months was $103,000 or $0.01 per share on a basic and diluted basis, as compared to a net income of $577,000 or $0.06 per share on a basic and diluted basis for the six months ended December 31, 2005.

     Pro-Dex completed the second quarter with cash and cash equivalents of $366,000, compared to cash and cash equivalents of $295,000 on September 30, 2006 and $358,000 as of June 30, 2006. The Company generated more than $200,000 in operating cash during the second quarter and increased its credit line borrowings by $500,000 during that period, leaving $800,000 of its credit line available at the end of the quarter. Total working capital was $6.0 million as of December 30, 2006 compared to $6.1 million on June 30, 2006. Shareholder's equity increased 1.5 percent to $12.3 million from $12.1 million as of June 30, 2006.

TELECONFERENCE INFORMATION:
---------------------------

     Investors and all others are invited to listen to a conference call discussing the second quarter 2007 results, today at 4:30 p.m. Eastern Time. The call is scheduled to be broadcast live over the Internet on Tuesday, February 13, 2007 at 4:30 p.m. Eastern Time and may be accessed by visiting the Company's website at www.pro-dex.com. Mark Murphy, Chief Executive Officer and Jeff Ritchey, Chief Financial Officer, plan to host the call. If you would like to join the call, dial (866) 323-3543 U.S. and (706) 679-0672 International, conference I.D. 8597726. You may identify the call as the Pro-Dex Second Quarter Earnings Call.

     Pro-Dex Inc., with operations in Santa Ana, California, Beaverton, Oregon and Carson City Nevada, specializes in bringing speed to market in the development and manufacture of technology-based solutions that incorporate embedded motion control, miniature rotary drive systems and fractional horsepower DC motors, serving the medical, dental, semi-conductor, scientific research and aerospace markets. Pro-Dex's products are found in hospitals, dental offices, medical engineering labs, scientific research facilities, commercial and military aircraft, and high tech manufacturing operations globally.

     For more information, visit the Company's website at www.pro-dex.com.

Statements herein concerning the Company's plans, growth and strategies may include 'forward-looking statements' within the context of the federal securities laws. Statements regarding the Company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The Company's actual results may differ materially from those suggested as a result of various factors. Interested parties should refer to the disclosure concerning the operational and business concerns of the Company set forth in the Company's filings with the Securities and Exchange Commission.

                                 (tables follow)

                    PRO-DEX, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS

                                                           December 31,      June 30,
                                                              2006             2006
                                                           ------------    ------------
                                                            (audited)       (unaudited)
ASSETS
Current assets:
     Cash and cash equivalents                             $    366,000    $    358,000
     Accounts receivable, net of allowance for doubtful
         accounts of $117,000 at December 31 and
         $40,000 at June 30                                   3,341,000       3,841,000
     Inventories, net                                         4,743,000       3,980,000
     Prepaid expenses                                           182,000          91,000
     Income tax receivable                                      117,000         222,000
     Deferred income taxes                                    1,153,000         766,000
                                                           ------------    ------------
         Total current assets                                 9,902,000       9,258,000
                                                           ------------    ------------
Property, plant, equipment and
 leasehold improvements, net                                  3,761,000       3,726,000
                                                           ------------    ------------
Other assets:
     Goodwill                                                 2,997,000       2,931,000
     Intangibles - Patents, net                               1,370,000       1,417,000
     Deferred income taxes                                      295,000         378,000
     Other                                                       74,000          44,000
                                                           ------------    ------------
         Total other assets                                   4,736,000       4,770,000
                                                           ------------    ------------

Total assets                                               $ 18,399,000    $ 17,754,000
                                                           ============    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Credit Line                                           $  1,200,000    $    900,000
     Accounts payable                                         1,351,000         952,000
     Accrued expenses                                           949,000         971,000
     Current portion of term note                               250,000         250,000
     Current portion of real estate loan                         27,000          27,000
     Current portion of "patent" deferred payable                82,000          71,000
                                                           ------------    ------------
        Total current liabilities                             3,859,000       3,171,000

Long-term liabilities
     Term note                                                  521,000         646,000
     Real estate loan                                         1,605,000       1,619,000
     Patent deferred payable                                    158,000         245,000
                                                           ------------    ------------
        Total long-term liabilities                           2,284,000       2,510,000
                                                           ------------    ------------
Total liabilities                                             6,143,000       5,681,000
                                                           ------------    ------------
Commitments and contingencies
Shareholders' equity:
     Common shares; no par value; 50,000,000 shares
         authorized; 9,551,550 shares issued and
         outstanding December 31, 2006, 9,539,792 shares
         issued and outstanding June 30, 2006,               16,124,000      16,066,000
     Accumulated deficit                                     (3,868,000)     (3,993,000)
                                                           ------------    ------------
      Total shareholders' equity                             12,256,000      12,073,000
                                                           ------------    ------------
     Total liabilities and shareholders' equity            $ 18,399,000    $ 17,754,000
                                                           ============    ============

     See notes to consolidated financial statements.

                         PRO-DEX, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED DECEMBER 31 (unaudited)

                                                               2006            2005
                                                           ------------    ------------
Net sales                                                  $  4,631,000    $  3,750,000

Cost of sales                                                 3,262,000       2,022,000
                                                           ------------    ------------
Gross profit                                                  1,369,000       1,728,000

Operating expenses:
     Selling                                                    340,000         254,000
     General and administrative expenses                        746,000         534,000
     Research and development costs                             579,000         444,000
                                                           ------------    ------------
Total operating expenses                                      1,665,000       1,232,000
                                                           ------------    ------------
(Loss) income from operations                                  (296,000)        496,000

Other income (expense):
     Royalty income                                              18,000          26,000
     Interest income (expense)                                  (58,000)         21,000
                                                           ------------    ------------
Total                                                           (40,000)         47,000
                                                           ------------    ------------

(Loss) income before (benefit) provision
 for income taxes                                              (336,000)        543,000

(Benefit) provision for income taxes                           (198,000)        216,000
                                                           ------------    ------------
Net (loss) income                                          $   (138,000)   $    327,000
                                                           ------------    ------------
Net (loss) income per share:
     Basic                                                 $      (0.01)   $       0.03
                                                           ------------    ------------
     Diluted                                               $      (0.01)   $       0.03
                                                           ------------    ------------
Weighted average shares outstanding - basic                   9,550,521       9,495,673
                                                           ------------    ------------
Weighted average shares outstanding - diluted                 9,550,521      10,053,076
                                                           ------------    ------------

                         PRO-DEX, INC. and SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    Six months ended December 31 (unaudited)

                                                               2006            2005
                                                           ------------    ------------
Net sales                                                  $  9,864,000    $  7,514,000

Cost of sales                                                 6,514,000       4,094,000
                                                           ------------    ------------
Gross profit                                                  3,350,000       3,420,000

Operating expenses:
     Selling                                                    678,000         509,000
     General and administrative expenses                      1,316,000       1,120,000
     Research and development costs                           1,226,000         886,000
                                                           ------------    ------------
Total operating expenses                                      3,220,000       2,515,000

Income from operations                                          130,000         905,000

Other income (expense):
     Other expense, net                                               -          (7,000)
     Royalty income                                              25,000          37,000
     Interest income (expense )                                (112,000)         43,000
                                                           ------------    ------------
Total                                                           (87,000)         73,000
                                                           ------------    ------------
Income before (benefit) provision for income taxes               43,000         978,000

(Benefit) provision for income taxes                            (60,000)        389,000
                                                           ------------    ------------
Net income                                                 $    103,000    $    589,000
                                                           ------------    ------------
Net Income per share:
     Basic                                                 $       0.01    $       0.06
                                                           ------------    ------------
     Diluted                                               $       0.01    $       0.06
                                                           ------------    ------------

Weighted average shares outstanding - basic                   9,545,757       9,474,227
                                                           ------------    ------------
Weighted average shares outstanding - diluted                 9,769,444      10,045,179
                                                           ------------    ------------

                         PRO-DEX, INC. and SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED DECEMBER 31 (unaudited)

                                                               2006            2005
                                                           ------------    ------------
Cash Flows from Operating Activities:
Net Income                                                 $    103,000    $    589,000

     Adjustments to reconcile net income to net cash
      provided by operating activities:
          Depreciation and amortization                         232,000         189,000
                                Loss on disposal                      -           6,000
         (Recovery) provision for doubtful accounts              77,000         (60,000)
          Reserve for obsolete inventory                        200,000          99,000
          Vested option expense                                  55,000               -
          (Decrease) increase in deferred taxes                (305,000)         45,000
           Changes in:
                  Decrease in accounts receivable               422,000         939,000
                  (Increase) in inventories                    (963,000)       (528,000)
                  (Increase) in prepaid expenses                (90,000)       (158,000)
                  (Increase) in other assets                    (30,000)        (17,000)
                  Increase (decrease) in accounts
                   payable and accrued expenses                 376,000        (244,000)
                  Increase in income taxes payable              127,000          92,000
                                                           ------------    ------------
Net Cash provided by Operating Activities                       204,000         952,000
                                                           ------------    ------------
Cash Flows From Investing Activities:
     Proceeds from equipment sale                                     -           1,000
     Additions to Astromec acquisition cost                     (66,000)              -
     Additions to Intangible assets - Patents related to
      Intraflow                                                  (2,000)     (1,223,000)
     Purchases of equipment and leasehold improvements         (217,000)       (250,000)
                                                           ------------    ------------
Net Cash used in Investing Activities                          (285,000)     (1,472,000)
                                                           ------------    ------------
Cash Flows from Financing Activities:
     Net borrowing on line of credit                            300,000               -
     Principal (payments) on term note                         (125,000)              -
     Principal (payments) on mortgage                           (13,000)              -
     Principal (payment) on patent deferred payable             (76,000)              -
     Proceeds from warrant and option exercise                    3,000         113,000
                                                           ------------    ------------
Net Cash provided by Financing Activities                        89,000         113,000
                                                           ------------    ------------
Net Increase (decrease) in Cash and Cash Equivalents              8,000        (407,000)
Cash and Cash Equivalents, beginning of period                  358,000       2,584,000
                                                           ------------    ------------
Cash and Cash Equivalents, end of period                   $    366,000    $  2,177,000
                                                           ============    ============

                            Supplemental Information

Cash payments for interest                                 $    150,000    $      9,000

Cash payments for income taxes                             $    137,000    $    660,000